UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Blvd., Suite 2150, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Agreement.

Effective June 17, 2013, The InterGroup Corporation (“InterGroup” or the “Company”) entered into an unrelated third party Property Management Agreement (the “Agreement”) with R & K Interests, Inc., doing business as Investors’ Property Services (“IPS”) to provide property management services for all of the Company’s rental properties located outside the state of California on the terms and conditions set forth in Exhibit 10.1 to this Report. The properties subject to the Agreement are the Company’s apartment complexes located in Las Colinas TX, Austin TX, St. Louis MO, Parsippany NJ and Florence KY.

IPS is a 30 year old Irvine, California based property management company with additional offices in Houston, Texas. The company has a national experience base in multifamily and commercial income property and provides services to its clients in Property Management, Leasing, Construction, Maintenance and Rehab, Construction Supervision, and Acquisition and Disposition. Investors’ Property Services is an Accredited Management Organization (AMO®) through the Institute of Real Estate Management (IREM), a recognition of excellence given to only 500 firms nationwide. The company is privately held and managed by its President, Robert C. Warren III.

Subject to its other terms and conditions, the Agreement is for consecutive one (1) year renewable terms but may be terminated by the parties upon thirty (30) days advance written notice. The Agreement provides for compensation to IPS of 2.8% of the gross income from operations of the properties (as defined) as a property management fee and certain other fees as set forth in the Agreement for any additional services.

Effective July 1, 2013, InterGroup also entered into an Asset Management Agreement with Delta Alliance Capital Management, LLC (“Delta Alliance”), to provide asset management services covering all of the Company’s rental properties and its two commercial buildings on the terms and conditions set forth in Exhibit 10.2 to this Report. Delta Alliance is a related firm to IPS and is also managed and operated by Robert C. Warren III. Delta Alliance was formed to acquire commercial real estate holdings and assist and advise clients in monitoring the operations of similar real estate holdings. Subject to its other terms and conditions, the Asset Management Agreement is for consecutive one (1) year renewable terms but may be terminated by the parties upon thirty (30) days advance written notice. The Asset Management Agreement provides for compensation to Delta Alliance of 0.5% of the gross income from operations of the properties (as defined) as an asset management fee.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Property Management Agreement, effective June 17, 2013, between R & K Interests, Inc., a California Corporation, doing business as Investors’ Property Services and The InterGroup Corporation.

10.2 Asset Management Agreement, effective July 1, 2013, between The InterGroup Corporation and Delta Alliance Capital Management, LLC, a California limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: June 20, 2013	By	/s/ Michael G. Zybala
Michael G. Zybala, Asst. Secretary
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Property Management Agreement, effective June 17, 2013, between R & K Interests, Inc., a California Corporation, doing business as Investors’ Property Services and The InterGroup Corporation.

10.2	Asset Management Agreement, effective July 1, 2013, between The InterGroup Corporation and Delta Alliance Capital Management, LLC, a California limited liability company.

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